Exhibit 1.01

Vodafone Conflict Minerals Report 2019

This Conflict Minerals Report for the year ended 31 December 2019 is presented by Vodafone Group Plc (‘Vodafone’) in accordance with Rule 13p-1 (the ‘Rule’) under the US Securities Exchange Act of 1934 (the ‘Exchange Act’).

The Rule applies to companies required to file reports with the US Securities and Exchange Commission (‘SEC’) under Section 13(a) or 15(d) of the Exchange Act if any of the products they manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of the product (‘in-scope products’).

As defined by the content requirements of SEC Form SD, ‘conflict minerals’ include columbite-tantalite (‘coltan’), cassiterite, wolframite and/or gold or their derivatives, which are limited to tantalum, tin and tungsten (each a ‘3TG metal’). Please refer to the requirements of SEC Form SD for definitions of many of the terms used in this report, including ‘Covered Countries’ (Democratic Republic of Congo (‘DRC’) or an adjoining country).

COMPANY OVERVIEW

Vodafone Group is one of the world’s leading technology communications providers, connecting people and organisations of all sizes to the digital society. We have extensive experience in connectivity, convergence and the Internet of Things, as well as championing mobile financial services and digital transformation in emerging markets.

Vodafone Group has mobile operations in 22 countries, partners with mobile networks in 42 more, and fixed broadband operations in 17 markets. As of 31 March 2020, Vodafone Group had 362 million customers, including 115 million mobile customers, 25 million broadband customers and 22 million TV customers in Europe and 168 million mobile customers in Africa. We generated revenues of €44.97 billion in the financial year ended 31 March 2020.

Vodafone’s American Depositary Shares are listed on the NASDAQ Global Select Market LLC (‘NASDAQ’). We are therefore subject to the NASDAQ listing rules and file reports with the SEC under Section 13(a) of the Exchange Act.

We use electronic equipment in our operations and we sell a range of products to our customers, including mobile phones, tablets, SIM cards, fixed broadband routers, TV set-top boxes and Internet of Things devices. Vodafone Automotive also sells electronic products, such as anti-theft, parking assistance and telematics systems, to vehicle manufacturers.

Most of our products, such as smartphones, routers, and tablets that we resell to customers are produced by major companies with internationally recognised brands that report sustainability efforts in their own right. We also offer our customers a range of devices that carry the Vodafone logo. These devices are designed and built on our behalf by suppliers known as original design manufacturers (‘ODMs’). We contract ODMs to design and manufacture these products according to our specifications. Vodafone Automotive also operates a small technology device manufacturing plant in Italy.

The agreements in place with our suppliers give Vodafone the right to perform supplier quality audits and ensure that we only select vendors that work with integrity, safety and quality. Our Sustainable Business Report provides more information about our supply chain and how we manage relevant sustainability risks. It is available on our website.

In cases where we contract to manufacture products from suppliers, we have some degree of influence over the manufacturing of the product, such as specifying certain criteria for the materials, parts or components to be used. However, we do not own, operate or control the manufacturing plants where they are made.

APPLICABILITY

Our products contain numerous components that may contain one or more of the 3TG metals. For example, tin is often used as a soldering material for electronic components, and gold and tantalum are typically used in components such as connectors or capacitors.

We conduct an annual analysis of procurement and manufacturing activities to determine which products the Rule applies to (‘in-scope products’) by:

•                  identifying the products that are likely to include 3TG metals. We do this by reviewing product categories through our supplier qualification process and, for Vodafone Automotive products, checking whether components are listed as including 3TG metals on the automotive industry’s International Material Data System.

•                  determining which of these products are likely to be ones that we contract to manufacture or, in the case of Vodafone Automotive products, manufacture.

For the year ended 31 December 2019, we identified seven types of products that were likely to include in-scope products:

•                  selected handsets purchased from ODMs

•                  connected home devices (i.e. routers, modems, set-top boxes and femtocells)

•                  datacards (i.e. mobile broadband dongles)

•                  Internet of Things tracker devices

•                  vehicle anti-theft systems, such as alarm sirens and intrusion sensors

•                  parking assistance products, such as sensors and electronic units that assist drivers in parking their vehicles

•                  telematic control units for vehicles, such as tracking systems based on Global System for Mobile Communications (‘GSM’) and Global Positioning System (‘GPS’) technologies.

Based on this applicability assessment, we identified 837 in-scope products that we purchased or technically accepted (the point at which our operating companies can begin ordering products from suppliers and selling them on to customers) during the year ended 31 December 2019. This is a significant increase from the year before because Vodafone Automotive products with small variations (colour, software, etc.) were previously counted as one product type.

The products identified as in-scope only account for a relatively small proportion (around 7%) of our total expenditure with suppliers that supply the above-mentioned products. We sourced these in-scope products, or their components, from 66 suppliers (‘in-scope suppliers’) in the year ended 31 December 2019.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In accordance with the Rule, we carried out a Reasonable Country of Origin Inquiry (‘RCOI’) and due diligence process to determine the origin of the 3TG metals used in our in-scope products.

The smelters and refiners (‘Smelters’) that produce 3TG metals, and the mines from which the minerals are originally sourced, are many steps away from Vodafone in the supply chain. We therefore rely on our suppliers to provide information to support our due diligence efforts.

We include conflict minerals reporting requirements as part of our suppliers’ contractual obligations. These require in-scope suppliers to conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us and ensure that the 3TG metals are sourced responsibly. Our direct suppliers are expected to extend similar requirements to their own suppliers and cascade them down the supply chain until the origin of the 3TG metals contained in the products supplied to us (either directly or indirectly) can be identified.

We conduct our RCOI based on the Smelter information received from our in-scope suppliers. We then compare this with the RCOI database compiled by the Responsible Minerals Initiative (‘RMI’), an industry initiative in which we participate to support the collection of information, increase transparency and establish a chain of custody over the mineral supply chain. The RCOI database contains aggregated data on the origins of 3TG metals from Smelters that conform with the RMI’s Responsible Minerals Assurance Process (‘RMAP’).

In some cases, information provided by our direct suppliers is incomplete and suppliers are unable to confirm the country of origin information for 3TG metals.

RCOI conclusion

Based on data collected from our suppliers for the year ended 31 December 2019, we have reason to believe that some 3TG metals contained in our products originate from Covered Countries and we have conducted due diligence as described below.

See Annex for the compiled countries of origin information and a list of the confirmed Smelters included in the conflict minerals reports submitted by our suppliers.

Vodafone’s commitment to sustainable business in the DRC

Our subsidiary, Vodacom Group Limited (‘Vodacom’), is the largest provider of telecommunications services in the DRC, with revenues of US$512 million in the financial year ended 31 March 2020.

We have been operating in the country, through our Vodacom subsidiary, since 2002. The supply of our products follows the same centralised procurement process in the DRC as it does in the other countries where we operate.

We contribute to the improvement of socio-economic conditions on the ground through technology solutions such as M-Pesa, which was launched in the DRC in 2007 and today is used for secure banking by 12 million customers.

As a service provider, we have limited possibilities for meaningful impact in the conflict minerals ecosystem through our supply chain. Nevertheless, we are constantly looking for opportunities to improve lives through connectivity and technology solutions and to work with other stakeholders to contribute to the positive socio-economic development in all the countries we operate in.

For more on our commitment to sustainable business in the DRC, see Vodacom’s Sustainability Report.

RESPONSIBLE MINERAL SOURCING

3TG metals come from many different Smelters in a complex and often opaque supply chain. Minerals are extracted from mines, Smelters procure minerals and process them into useable metals and these metals are then used to make components to go into electronic products.

We conduct due diligence to support our commitment to source minerals responsibly and to comply with relevant disclosure regulations. Our aim is to ensure that none of the products or components we buy contain 3TG metals that have helped to fund conflict.

Our process is designed to comply with the Rule and interpretive guidance, and conform with the internationally recognised framework set out in the Organisation for Economic Co-operation and Development (‘OECD’) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (‘OECD Due Diligence Guidance’).

DUE DILIGENCE

Our due diligence process follows the five-step framework set out in the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

We have established a policy related to the sourcing of conflict minerals. Overall accountability for implementation of the policy lies with our Group Chief Commercial Operations and Strategy Officer, who sits on our Group Executive Committee. The policy is overseen by our Group Product and Services Director, who leads the function responsible for sourcing mobile phones, tablets, set-top boxes and other such devices. Representatives from corporate functions provide legal expertise and subject matter expertise, and our procurement teams manage relationships with in-scope suppliers, all of whom support the implementation of due diligence activities.

We work together with specialist consultancy service providers to assist in tracking data, assessing risks and preparing our reporting. Additionally, we have engaged with a third party auditor to internally assess the processes and procedures of our conflict minerals programme.

We have established a process to identify in-scope suppliers (as outlined in the Applicability section above). We include conflict minerals clauses in supplier contracts. These require suppliers to conduct due diligence to identify the origin of 3TG metals in the components or products they sell to us and ensure that the minerals or elements are not from a source which directly or indirectly finances or benefits armed groups in the Covered Countries. Our direct suppliers are expected to extend similar requirements to their own suppliers and cascade them down the supply chain until the origin of 3TG metals contained in the products supplied to us (either directly or indirectly) can be identified.

The identified in-scope suppliers must report on their progress through the RMI Conflict Minerals Reporting Template (‘CMRT’), which they are required to complete on an annual basis. The CMRT is designed to identify the Smelters from which any 3TG metals in each in-scope product are sourced.

We engage with in-scope suppliers to raise awareness of our processes and requirements, and help them understand how to meet the requirements of the contract clause on conflict minerals. We also share best-practice advice on how to complete the CMRT and apply lessons learned from the previous year’s disclosure process. In addition, we provide a dedicated point of contact at Vodafone to respond to suppliers’ questions on conflict minerals reporting.

Our established Speak Up process, outlined in our Code of Conduct, provides a company-level grievance mechanism for reporting any concerns related to allegations of illegal or unethical practices or breaches of Vodafone’s Code of Conduct and policies, including those related to conflict minerals. It can be used by employees, contractors, suppliers’ employees or contractors, business partners or any other individual or organisation to report concerns, anonymously if they prefer. Information on supplier ethics and Speak Up is available on our website.

Step 2: Identify and assess risks in the supply chain

To identify and assess conflict mineral risk in our supply chain, we requested that all 66 suppliers of in-scope products (identified through the applicability assessment outlined above) complete the CMRT. We analysed their responses to the CMRT. Where risks were identified, we followed up with suppliers to assess these.

We compared the Smelters identified in the supplier responses with the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, The RMI List of Conformant Smelters and the RMI List of Active Smelters. These lists are maintained online by the RMI and are frequently updated to reflect changes in the reported status of Smelters.

See Annex for a list of RMI confirmed operational Smelters, which were included in the reports submitted by our suppliers, together with their status of RMAP Conformant, Active or Non-conformant.

RMAP Conformant Smelters have successfully completed a RMAP audit and maintain good standing in the programme through a continual validation process. They have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

RMAP Active Smelters have signed an Agreement for the Exchange of Confidential Information and Auditee Agreement contracts. If they are deemed by the RMI not to be progressing toward a RMAP audit, gap closure or re-audit for a period of more than 90 days, they will be removed from the Active list.

Step 3: Design and implement a strategy to respond to identified risks

Our strategy to respond to identified risks includes a range of measures that form part of our due diligence process. We have established a communication and escalation process to notify and engage, if required, our Group Chief Commercial Operations and Strategy Officer where any potentially significant risks are identified.

We review supplier responses to the CMRT and follow up with suppliers to request clarification or more complete responses where necessary. Where any risks are identified, we engage with suppliers and request their commitment to corrective actions to manage these risks, including a commitment to improve data quality.

If in-scope suppliers identify Smelters within our supply chain that are either RMAP Non-conformant or Active, we ask them to encourage these Smelters to participate in the RMAP process or consider alternate sourcing arrangements.

We also participate in wider industry efforts to support responsible sourcing and audit Smelters’ due diligence activities through our membership (member code: VODA) of the RMI:

Participating in the RMI

We participate in industry efforts to support responsible sourcing of minerals as a member of the RMI. The RMI works to validate Smelters as conflict-free and assists companies in making informed decisions about conflict minerals in their supply chain.

The data that informs certain statements in this declaration was obtained through our membership in the RMI, using the RCOI report for the member listed as VODA.

Step 4: Carry out independent third-party audits of Smelter due diligence practices

We do not directly purchase raw minerals, ores or 3TG metals. We are many steps removed from the mines and Smelters that supply the minerals, ores and 3TG metals contained in our products. Therefore, our due diligence efforts rely on cross-industry initiatives, such as the RMI, to conduct audits of Smelters’ due diligence practices.

Step 5: Report annually on supply chain due diligence

In accordance with the Rule and the OECD Due Diligence Guidance, this report is publicly available on our website.

DETERMINATION

As we do not directly purchase raw minerals, ores or 3TG metals, we rely on our direct (Tier 1) suppliers to gather information about Smelters in our supply chain.

We received CMRT responses for the year ended 31 December 2019 from all 66 in-scope suppliers (100%). All RMI reference data and supplier information was based on data received as of 6 March 2020.

Based on supplier responses for the year ended 31 December 2019, we have identified 295 Smelters that are on the RMAP list of known Smelters. Of these, 80% were either RMAP Conformant or Active: 232 are certified as RMAP Conformant and five are Active. The remaining 58 Smelters were identified as RMAP Non-conformant.

Based on the RMI RCOI information provided for conformant smelters, 71 Smelters may source from Covered Countries. See Annex for the list of identified Smelters and their RMAP status.

We will engage with the in-scope suppliers that have identified the Non-conformant Smelters as being within their supply chain to encourage the Smelters to become RMAP Conformant or remove them from the supply chain.

The data provided by suppliers continues to improve with additional Smelter details being included in suppliers’ responses. However, there are still gaps in the information provided where suppliers further down the supply chain have failed to provide details for all components.

Responses from suppliers showed that there are still significant challenges relating to information about the country of origin of 3TG metals, and the Smelters from which 3TG metals were sourced, as this information is often unavailable, incomplete or potentially erroneous. We will continue engaging with suppliers to improve the completeness and quality of information provided.

Based on the RCOI enquiry and due diligence efforts described above, we have determined that some conflict minerals contained in our in-scope products originated in Covered Countries. As a result of the incompleteness of some suppliers’ responses received so far through our ongoing due diligence programme, we are unable to determine the origin of all conflict minerals contained in all our in-scope products. Nonetheless, we have made a reasonable good-faith effort to collect and evaluate the information concerning Smelters based on the information provided by our suppliers.

CONTINUOUS IMPROVEMENT EFFORTS TO MITIGATE RISK

We are taking a range of steps to enhance the due diligence process and further mitigate any risk that conflict minerals used in the company’s products may benefit armed groups.

We are engaging with suppliers to:

•                  continuously encourage them to put a conflict minerals policy in place or improve their existing conflict minerals policies;

•                  improve the completeness and quality of information provided, particularly in relation to the identification of Smelters and the country of origin of 3TG metals, and in providing CMRT information on Smelters at product level; and

•                  seek their commitment to implement further improvements in relation to due diligence processes, including asking them to reach out to RMAP Non-conformant Smelters identified as being within our supply chain to encourage these Smelters to undergo a RMAP audit.

Through the RMI, we are participating in industry efforts to address issues related to conflict minerals in supply chains, increase the number of Smelters sourcing from the Covered Countries that are conflict-free and improve country of origin information.

We use legal and contractual mechanisms to obligate our suppliers to comply with relevant regulations.

Our aim is to ensure minerals used in our supply chain do not fund conflict, while continuing to support local economies by allowing the use of verified conflict-free material from Covered Countries.

Annex

LIST OF KNOWN SMELTERS

The table lists the Smelters identified through supplier CMRT responses for the year ended 31 December 2019 and their RMAP status as of 6 March 2020.

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CONFORMANT
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CONFORMANT
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CONFORMANT
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	CONFORMANT
Gold	CID000082	Asahi Pretec Corp.	JAPAN	CONFORMANT
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000113	Aurubis AG	GERMANY	CONFORMANT
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CONFORMANT
Gold	CID000157	Boliden AB	SWEDEN	CONFORMANT
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	CONFORMANT
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	CONFORMANT
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	CONFORMANT
Gold	CID000233	Chimet S.p.A.	ITALY	CONFORMANT
Gold	CID000264	Chugai Mining	JAPAN	CONFORMANT
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	CONFORMANT
Gold	CID000401	Dowa	JAPAN	CONFORMANT
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CONFORMANT
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	CONFORMANT
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	CONFORMANT
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CONFORMANT
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CONFORMANT
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000814	Istanbul Gold Refinery	TURKEY	CONFORMANT
Gold	CID000823	Japan Mint	JAPAN	CONFORMANT
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	CONFORMANT

Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	CONFORMANT
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	CONFORMANT
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000957	Kazzinc	KAZAKHSTAN	CONFORMANT
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	CONFORMANT
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID001113	Materion	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	CONFORMANT
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	CONFORMANT
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CONFORMANT
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	CONFORMANT
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CONFORMANT
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CONFORMANT
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001352	PAMP S.A.	SWITZERLAND	CONFORMANT
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	CONFORMANT
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	CONFORMANT
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CONFORMANT
Gold	CID001534	Royal Canadian Mint	CANADA	CONFORMANT
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	CONFORMANT
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CONFORMANT
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CONFORMANT
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CONFORMANT

Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CONFORMANT
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CONFORMANT
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	CONFORMANT
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CONFORMANT
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID002003	Valcambi S.A.	SWITZERLAND	CONFORMANT
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CONFORMANT
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	CONFORMANT
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	CONFORMANT
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CONFORMANT
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CONFORMANT
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	CONFORMANT
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	CONFORMANT
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	CONFORMANT
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	CID002580	T.C.A S.p.A	ITALY	CONFORMANT
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	CONFORMANT
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID002606	Marsam Metals	BRAZIL	CONFORMANT
Gold	CID002761	SAAMP	FRANCE	CONFORMANT
Gold	CID002762	L’Orfebre S.A.	ANDORRA	CONFORMANT
Gold	CID002763	8853 S.p.A.	ITALY	CONFORMANT
Gold	CID002765	Italpreziosi	ITALY	CONFORMANT
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CONFORMANT
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	CONFORMANT
Gold	CID002863	Bangalore Refinery	INDIA	CONFORMANT

Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	CONFORMANT
Gold	CID002973	Safimet S.p.A	ITALY	CONFORMANT
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CONFORMANT
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CONFORMANT
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	CONFORMANT
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	CONFORMANT
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	CONFORMANT
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID001200	NPM Silmet AS	ESTONIA	CONFORMANT
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CONFORMANT
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CONFORMANT
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	CONFORMANT
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002539	KEMET Blue Metals	MEXICO	CONFORMANT
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	CONFORMANT

Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CONFORMANT
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	CONFORMANT
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	CONFORMANT
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	CONFORMANT
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	CONFORMANT
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CONFORMANT
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	CONFORMANT
Tin	CID000402	Dowa	JAPAN	CONFORMANT
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CONFORMANT
Tin	CID000468	Fenix Metals	POLAND	CONFORMANT
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CONFORMANT
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	CONFORMANT
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	CONFORMANT
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	CONFORMANT
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	CONFORMANT
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tin	CID001182	Minsur	PERU	CONFORMANT
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	CONFORMANT
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CONFORMANT
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CONFORMANT
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	CONFORMANT
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	CONFORMANT
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	CONFORMANT
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	CONFORMANT
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	CONFORMANT
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Tin	CID001758	Soft Metais Ltda.	BRAZIL	CONFORMANT

Tin	CID001898	Thaisarco	THAILAND	CONFORMANT
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CONFORMANT
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CONFORMANT
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tin	CID002180	Yunnan Tin Company Limited	CHINA	CONFORMANT
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CONFORMANT
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	CONFORMANT
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	CONFORMANT
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CONFORMANT
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	CONFORMANT
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	CONFORMANT
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CONFORMANT
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CONFORMANT
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CONFORMANT
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	CID003205	PT Bangka Serumpun	INDONESIA	CONFORMANT
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	CONFORMANT
Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CONFORMANT
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	CONFORMANT
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	CONFORMANT
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CONFORMANT
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	CONFORMANT
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CONFORMANT

Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	CONFORMANT
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CONFORMANT
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CONFORMANT
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	CONFORMANT
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	CONFORMANT
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CONFORMANT
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	CONFORMANT
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	CONFORMANT
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CONFORMANT
Gold	CID002290	SAFINA A.S.	CZECHIA	ACTIVE
Tantalum	CID003402	CP Metals Inc.	UNITED STATES OF AMERICA	ACTIVE
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	ACTIVE
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	ACTIVE
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	NOT CONFORMANT
Gold	CID000180	Caridad	MEXICO	NON-CONFORMANT

Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	NON-CONFORMANT
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	NON-CONFORMANT
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	NON-CONFORMANT
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	NON-CONFORMANT
Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	NON-CONFORMANT
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	NON-CONFORMANT
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	NON-CONFORMANT
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	NON-CONFORMANT
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	NON-CONFORMANT
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID002282	Morris and Watson	NEW ZEALAND	NON-CONFORMANT
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	NON-CONFORMANT
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	NON-CONFORMANT
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	NON-CONFORMANT
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	NON-CONFORMANT
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	NON-CONFORMANT
Gold	CID002567	Sudan Gold Refinery	SUDAN	NON-CONFORMANT
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	NON-CONFORMANT
Gold	CID002587	Tony Goetz NV	BELGIUM	NON-CONFORMANT
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	NON-CONFORMANT
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	NON-CONFORMANT
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	NON-CONFORMANT
Gold	CID002853	Sai Refinery	INDIA	NON-CONFORMANT
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	NON-CONFORMANT

Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	NON-CONFORMANT
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	NON-CONFORMANT
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	NON-CONFORMANT
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	NON-CONFORMANT
Gold	CID003185	African Gold Refinery	UGANDA	NON-CONFORMANT
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	NON-CONFORMANT
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	NON-CONFORMANT
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	NON-CONFORMANT
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	NON-CONFORMANT
Gold	CID003383	Sovereign Metals	INDIA	NON-CONFORMANT
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	NON-CONFORMANT
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	NON-CONFORMANT
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	NON-CONFORMANT
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	NON-CONFORMANT
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIETNAM	NON-CONFORMANT
Tin	CID002756	Super Ligas	BRAZIL	NON-CONFORMANT
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	NON-CONFORMANT
Tin	CID003208	Pongpipat Company Limited	MYANMAR	NON-CONFORMANT
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	NON-CONFORMANT
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	NON-CONFORMANT
Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	NON-CONFORMANT

COUNTRY OF ORIGIN INFORMATION BY MINERAL

The following 81 countries of origin were identified based on the Smelters reported in suppliers’ CMRT responses for the year ended 31 December 2019 and the RMI 2018 mineral mine production by country report published in March 2019, compared against the Reasonable Country of Origin Inquiry Data we received through our membership of the RMI as of 4 March 2020.

Country	Gold	Tantalum	Tin	Tungsten
Argentina	Gold
Australia	Gold	Tantalum	Tin	Tungsten
Austria		Tantalum		Tungsten
Azerbaijan	Gold
Benin	Gold
Bolivia (Plurinational State of)	Gold	Tantalum	Tin	Tungsten
Botswana	Gold
Brazil	Gold	Tantalum	Tin	Tungsten
Burkina Faso	Gold
Burundi*		Tantalum	Tin	Tungsten
Canada	Gold
Chile	Gold
China	Gold	Tantalum	Tin	Tungsten
Colombia	Gold	Tantalum	Tin	Tungsten
Congo, Democratic Republic of the*	Gold	Tantalum	Tin	Tungsten
Cuba	Gold
Cyprus	Gold
Dominican Republic	Gold
Ecuador	Gold
Egypt	Gold
Eritrea	Gold
Ethiopia	Gold	Tantalum
Fiji	Gold
Finland	Gold
France		Tantalum
Georgia	Gold
Germany		Tantalum
Ghana	Gold
Guatemala	Gold
Guinea	Gold	Tantalum	Tin	Tungsten
Guyana	Gold
Honduras	Gold
India		Tantalum
Indonesia	Gold		Tin	Tungsten

Iran**	Gold
Ivory Coast	Gold
Japan	Gold
Kazakhstan	Gold
Kenya	Gold
Laos	Gold		Tin	Tungsten
Liberia	Gold
Madagascar		Tantalum
Malaysia	Gold	Tantalum	Tin	Tungsten
Mali	Gold
Mauritania	Gold
Mexico	Gold
Mongolia	Gold		Tin	Tungsten
Morocco	Gold
Mozambique		Tantalum
Myanmar			Tin	Tungsten
Namibia	Gold	Tantalum
New Zealand	Gold
Nicaragua	Gold
Niger	Gold
Nigeria		Tantalum	Tin	Tungsten
Papua New Guinea	Gold
Peru	Gold		Tin	Tungsten
Philippines	Gold
Portugal			Tin	Tungsten
Puerto Rico	Gold
Russian Federation	Gold	Tantalum	Tin	Tungsten
Rwanda*		Tantalum	Tin	Tungsten
Saudi Arabia	Gold
Senegal	Gold
Serbia	Gold
Sierra Leone		Tantalum
Slovakia	Gold
Solomon Islands	Gold
Somaliland		Tantalum
Spain	Gold	Tantalum		Tungsten
Suriname	Gold
Sweden	Gold
Taiwan			Tin	Tungsten
Tajikistan	Gold
Tanzania*	Gold

Thailand		Tantalum	Tin	Tungsten
Togo	Gold
Turkey	Gold
Uganda*			Tin	Tungsten
United Kingdom of Great Britain and Northern Ireland	Gold		Tin	Tungsten
United States of America	Gold			Tungsten
Uruguay	Gold
Uzbekistan				Tungsten
Venezuela			Tin
Vietnam			Tin	Tungsten
Zambia*	Gold
Zimbabwe	Gold	Tantalum

* Covered Countries

** At the time the minerals originated from this country, there were no relevant or applicable sanctions in place.